Exhibit 10.1

The Boeing Company 2003 Incentive Stock Plan
(As Amended and Restated Effective February 24, 2020)
Section 1. Purpose of the Plan
The purpose of The Boeing Company 2003 Incentive Stock Plan, as amended and restated (the “Plan”), is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of The Boeing Company (the “Company”) and to align their interests and efforts to the long-term interests of the Company’s shareholders.
Section 2. Definitions
As used in the Plan,
“Adjusted Operating Cash Flow” means the net cash provided by operating activities of the Company as reported in the Company’s consolidated statements of cash flows included in its Annual Report on Form 10-K, adjusted to eliminate the effect on operating cash flows of net customer financing cash flows, as reported in the Company’s consolidated statements of cash flows included in its Annual Report on Form 10-K.
“Authorized Officer” means the Company’s senior vice president of human resources, the Company’s vice president of compensation and benefits or any other officer of the Company as may be designated by the Committee.
“Award” means an award or grant made to a Participant under Sections 7, 8, 9, 10, and/or 11 of the Plan, including awards or grants made prior to the Shareholder Approval Effective Date.
“Board” means the Board of Directors of the Company.
“Corporate Transaction” has the meaning set forth in Section 14.3.
“Corporate Transaction Price” has the meaning set forth in Section 14.3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” has the meaning set forth in Section 3.2.
“Common Stock” means the common stock, par value $5.00 per share, of the Company.
“Disability” means “Disability” as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” means the average of the high and low per share trading prices (or the average of the opening and closing prices, or the closing price, if so determined by the Committee) for the Common Stock on the New York Stock Exchange during regular session trading as reported by The Wall Street Journal or such other source the Committee deems reliable for a single trading day. The Committee may vary its determination of the Fair Market Value as provided in this Section 2 depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award and, for Awards subject to Section 409A, as provided in Section 409A.
“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.
“Layoff” means “Layoff” as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company.
“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
“Nonrecurring Items” means nonrecurring items deemed not reflective of the Company’s core operating performance, including, but not limited to, exogenous events, acquisitions, divestitures, changes in accounting principles or “extraordinary items” determined under generally accepted accounting principles.

“Old Plan” means The Boeing Company 1997 Incentive Stock Plan, as amended effective May 1, 2000 and as further amended effective January 1, 2008.
“Option” means a right to purchase Common Stock granted under Section 7.
“Other Cash-Based Award” means an Award granted pursuant to Section 11 and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
“Participant” means any eligible person as set forth in Section 5 to whom an Award is granted.
“Performance Goals” means specified performance targets or goals for a particular Performance Period, which may be based on individual performance, performance of the Company (as a whole or with respect to one or more business units, divisions, acquired businesses, minority investments, partnerships, or joint ventures), and/or other performance criteria including, but not limited to: Adjusted Operating Cash Flow, profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets. Performance Goals and underlying performance criteria may be stated in absolute or relative terms. The Committee shall have the right to specify, at the time Performance Goals or underlying performance criteria are established, that any Performance Goals or underlying performance criteria may be adjusted to exclude the impact of any Nonrecurring Item, where applicable.
“Performance Period” means any period of at least 12 consecutive months as determined by the Committee in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
“Performance Share,” “Performance Restricted Stock” or “Performance Restricted Stock Unit” has the meaning set forth in Section 10.1.
“Performance Unit” has the meaning set forth in Section 10.2.
“Related Company” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Related Company” shall have the meaning ascribed to the term “subsidiary” in Section 424(f) of the Code, and for purposes of determining whether any individual may be a Participant for purposes of any grant of Options or Stock Appreciation Rights, the term “Related Company” shall mean any “Service Recipient” as that term is defined for purposes of Section 409A.
“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.
“Retirement” means “Retirement” as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company.
“Section 409A” means Section 409A of the Code, or any successor provision, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Shareholder Approval Effective Date” means April 28, 2014, the date the Plan was approved by the holders of shares of Common Stock entitled to vote at the 2014 annual meeting of shareholders of the Company.
“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 8.1.
“Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.
“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Related Company or with which the Company or any Related Company combines.

“Termination of Service,” unless otherwise defined by the Committee, an Authorized Officer or in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability, Retirement or Layoff. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by an Authorized Officer or by the Committee with respect to officers subject to the reporting requirements of Section 16(a) of the Exchange Act, and any such determination shall be final. Transfer of a Participant’s employment or service relationship between wholly owned subsidiaries of the Company, or between the Company and any wholly owned subsidiary of the Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.
Section 3. Administration
3.1 Administration of the Plan
The Plan shall be administered by the Compensation Committee of the Board; provided, however, that with respect to nonemployee directors, the Plan shall be administered by the Governance, Organization and Nominating Committee of the Board unless otherwise determined by the Board. Each such committee shall be comprised of at least three directors, each of whom shall qualify as an “independent director” as defined under the New York Stock Exchange listing standards and a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act. However, the fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee which is otherwise validly made under the Plan.
3.2 Delegation by Committee
Notwithstanding the foregoing, the Board or the Committee may delegate responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate, except with respect to benefits to nonemployee directors and to officers subject to Section 16 of the Exchange Act. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any officer subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee, the Governance, Organization and Nominating Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.
3.3 Administration and Interpretation by Committee
Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A and in accordance with Section 6.3; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (j) delegate ministerial duties to such of the Company’s officers as it so determines; (k) amend Section 16.1 in order to comply with Section 10D of the Exchange Act (as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission); and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any eligible person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

Section 4. Shares Subject to the Plan
4.1 Authorized Number of Shares
(a) The aggregate number of shares of Common Stock in respect of which Awards (or dividends or dividend equivalents pursuant to Awards) may be granted or paid out under the Plan, subject to adjustment as provided in Section 4.2 and Section 14, shall not exceed 80.0 million shares, plus the aggregate number of shares of Common Stock described in Section 4.1(b).
(b) Shares of Common Stock that as of the Shareholder Approval Effective Date have not been issued under the Old Plan, and are not covered by outstanding awards under such plan granted on or before the Shareholder Approval Effective Date, shall be available for Awards under the Plan in an amount not to exceed 7.0 million shares of Common Stock in the aggregate.
(c) Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan, and the Committee shall determine the manner in which fractional share value shall be treated.
(d) In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock for purposes of the Plan.
4.2 Share Usage
(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. Any shares of Common Stock that are subject to Awards that expire or lapse or are forfeited, surrendered, cancelled, terminated, settled in cash in lieu of Common Stock or are issued and thereafter reacquired by the Company shall again be available for Awards under the Plan, to the extent of such expiration, lapse, forfeiture, surrender, cancellation, termination, settlement or reacquisition of such Awards (as may be adjusted pursuant to Section 14). The following shares of Common Stock shall not be treated as having been issued under the Plan: (i) shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy any minimum statutorily required taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”), (ii) shares covered by an Award that is settled in cash, (iii) the number of shares subject to a SAR in excess of the number of shares that are delivered to the Participant upon exercise of the SAR, or (iv) shares issued pursuant to Substitute Awards.
(b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
4.3 Maximum Awards
The maximum Common Stock amounts in this Section 4.3 are subject to adjustment under Section 14 and are subject to the Plan maximum set forth in Section 4.1.
(a) Options and Stock Appreciation Rights. The aggregate number of shares of Common Stock that may be subject to Options or Stock Appreciation Rights granted to any Participant in any calendar year under the Plan shall not exceed 2.0 million shares of Common Stock.
(b) Performance Shares and Performance Restricted Stock or Units; Performance Units; Other Cash-Based Awards. The grant date value of Awards of Performance Shares, Performance Restricted Stock, Performance Restricted Stock Units, Performance Units, or other Cash-Based Awards granted to any single Participant in any calendar year shall not exceed in the aggregate the value of 1.0 million shares of Common Stock (determined as of the applicable Award grant dates).
(d) Limits on Awards to Nonemployee Directors. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any nonemployee director in any calendar year (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers) shall not exceed $1.0 million.
(e) Awards with No Restrictions. The aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights or dividends or dividend equivalents credited in connection with vested Awards) that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement,

Disability or Layoff) shall not exceed 4.0 million shares of Common Stock.
(f) Incentive Stock Options. The aggregate number of shares of Common Stock that may be subject to Incentive Stock Options granted under the Plan shall not exceed 2.0 million shares of Common Stock.
Section 5. Eligibility
An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who is a natural person and who provides bona fide services to the Company or any Related Company. The above are “eligible persons.”
Section 6. Awards
6.1 Form and Grant of Awards
The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.
6.2 Evidence of Awards
Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.
6.3 Deferrals
The Committee may permit a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. The value of the payment so deferred may be allocated to a deferred account established for a Participant under any deferred compensation plan of the Company designated by the Committee. Notwithstanding the foregoing, any deferral made under this Section 6.3 will be made under a deferred compensation plan of the Company or pursuant to the terms of an employment agreement, either of which satisfies the requirements for exemption from or complies with Section 409A.
6.4 Dividends and Distributions
Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Dividends and dividend equivalents that may be paid under any awards outstanding under the Old Plan as of the Shareholder Approval Effective Date shall be granted pursuant to Section 11 below. Notwithstanding the foregoing, (a) the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or a Stock Appreciation Right, and an Award providing a right to dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right, the payment of which is not contingent upon, or otherwise payable on, the exercise of the Option or a Stock Appreciation Right, must comply with or qualify for an exemption under Section 409A and (b) dividend equivalents credited in connection with an Award that vests based on the achievement of Performance Goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend equivalents have been credited.
Section 7. Options
7.1 Grant of Options
The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.
7.2 Option Exercise Price; Repricing Prohibition
The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock for the Grant Date, except in the case of Substitute Awards. In no event shall the Committee, without the prior approval of the Company’s shareholders, (a) cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price, (b) exchange any outstanding Option for cash, another Award, or an Option or Stock Appreciation Right with an exercise or grant price that is less than the exercise price of the cancelled Option, (c) reduce the exercise price of an outstanding Option, or (d) take any other action that would be a “repricing” of the Option.

7.3 Term of Options
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.
7.4 Exercise of Options
The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.
To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.
7.5 Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (a) check; (b) wire transfer; (c) tendering by attestation shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Committee may permit in its sole discretion.
7.6 Post-Termination Exercise
The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.
7.7 Incentive Stock Options
The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the adoption in February 2014 of this amended and restated Plan by the Board.

Section 8. Stock Appreciation Rights
8.1 Grant of Stock Appreciation Rights; SAR Grant Price
The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”). A SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock for the Grant Date, except for Substitute Awards. A SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be a term not to exceed ten years from the Grant Date as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.
8.2 Payment of SAR Amount
Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
8.3 Post-Termination Exercise
The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.
8.4 Repricing Prohibition
In no event shall the Committee, without the prior approval of the Company’s shareholders, (a) cancel any outstanding SAR for the purpose of reissuing the SAR to the Participant at a lower grant price, (b) exchange any outstanding SAR for cash, another Award, or an Option or Stock Appreciation Right with an exercise or grant price that is less than the grant price of the cancelled SAR, (c) reduce the grant price of an outstanding SAR, or (d) take any other action that would be a “repricing” of the SAR.
Section 9. Restricted Stock and Stock Units
9.1 Grant of Restricted Stock and Stock Units
The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any Performance Goals), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.
9.2 Issuance of Shares
Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion.
9.3 Waiver of Restrictions
Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
Section 10. Performance Shares, Performance Restricted Stock
or Units, and Performance Units
10.1 Grant of Performance Shares and Performance Restricted Stock or Units
The Committee may grant Awards of performance shares, performance restricted stock and performance restricted stock units (“Performance Shares, “Performance Restricted Stock” or “Performance Restricted Stock Units”, as the case may be)

and designate the Participants to whom Performance Shares or Performance Restricted Stock or Units are to be awarded and determine the number of Performance Shares or Performance Restricted Stock or Units, the length of the Performance Period and the other terms and conditions of each such Award. Each Award of Performance Shares or Performance Restricted Stock or Units shall entitle the Participant to a payment in the form of shares of Common Stock upon the achievement of Performance Goals and other terms and conditions specified by the Committee. Notwithstanding the achievement of any Performance Goals, the number of shares issued under an Award of Performance Shares or Performance Restricted Stock or Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. The Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares or Performance Restricted Stock or Units.
10.2 Grant of Performance Units
The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units, the length of the Performance Period and the other terms and conditions of each such Award. Each Award of Performance Units shall entitle the Participant to a payment in cash upon the achievement of Performance Goals and other terms and conditions specified by the Committee. Notwithstanding the achievement of any Performance Goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. The Committee, in its sole discretion, may substitute shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

Section 11. Other Stock or Cash-Based Awards
In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate, including dividends and dividend equivalents that may be paid under any awards outstanding under the Old Plan as of the Shareholder Approval Effective Date.
Section 12. Withholding
The Company may require a Participant to pay to the Company the amount of (a) any tax withholding obligations and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock under the Plan until such tax withholding obligations and other obligations are satisfied.
The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock or Performance Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.
Section 13. Assignability
No Award or Award agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except (a) by testamentary disposition by the Participant or the laws of intestate succession and (b) that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries on a Company-approved form who may receive payment under an Award after the Participant’s death. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Except as provided in this Section 13, during the lifetime of a Participant, Awards are exercisable only by the Participant or his or her legal representative in the case of physical or mental incapacitation of the Participant as evidenced by legal order.
Section 14. Adjustments
14.1 No Corporate Action Restriction
The existence of the Plan, any Award agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the Company’s or any subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any subsidiary, or any employees, officers, shareholders or agents of the Company or any subsidiary, as a result of any such action.
14.2 Recapitalization Adjustments
In the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, change in control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (a) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (b) the maximum share limitation applicable to each type of Award that may be granted to any individual Participant in any calendar year, (c) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (d) the exercise price with respect to any Option or the grant price with respect to any Stock Appreciation Right.
14.3 Corporate Transactions
If the Company enters into or is involved in any Corporate Transaction, the Board may, prior to such Corporate Transaction and effective upon such Corporate Transaction, take such action as it deems appropriate, including, but not limited to, replacing outstanding Awards with Substitute Awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Transaction. Notwithstanding anything to the contrary in the Plan, if any Corporate Transaction occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant’s Options and/or Stock Appreciation Rights, an amount equal to the excess (if any) of the Corporate Transaction Price (as defined below), as determined by the Board, of the Common Stock underlying any unexercised Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Options and/or Stock Appreciation Rights, and make additional adjustments and/or settlements of other outstanding Awards as it determines to be fair and equitable to affected Participants. Upon receipt by any affected Participant of any such Substitute Award (or payment) as a result of any such Corporate Transaction, such Participant’s affected Awards for which such Substitute Awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.
Subject to the provisions of the preceding paragraph, the Board shall not take any further action that causes any Awards, which are not then exercisable and vested, to automatically become vested and exercisable in connection with a Corporate Transaction under this Section 14.3.
For purposes of the Plan,
(a) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
(b) “Corporate Transaction Price” means the highest price per share of Common Stock paid in any transaction related to a Corporate Transaction. To the extent that the consideration paid in any Corporate Transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the good-faith discretion of the Board consistent with provisions of Section 409A and/or other applicable law.

Section 15. Amendment and Termination
15.1 Amendment, Suspension or Termination of the Plan
The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.
Notwithstanding the foregoing, an amendment that constitutes a “material revision,” as defined by the rules of the New York Stock Exchange shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provisions in Sections 7.2 and 8.4 prohibiting repricing of Options or SARs without shareholder approval and any revision that increases the number of shares stated in Section 4.1 as available for issuance under the Plan shall be considered material revisions that require shareholder approval.
15.2 Term of the Plan
Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Shareholder Approval Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the adoption in February 2014 of this amended and restated Plan by the Board.
15.3 Consent of Participant
The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.
Section 16. General
16.1 Clawbacks
Awards under the Plan shall be subject to the Clawback Policy as adopted by the Board and as amended from time to time. In addition, subject to applicable local law, or except as otherwise expressly provided pursuant to an applicable Award agreement, Awards granted under the Plan shall be subject to clawback and forfeiture (meaning that the Award must be promptly returned to the Company if already distributed, or that a Participant will lose his or her entitlement to an Award if it has not yet been distributed) in the event a Participant or former Participant engages in any of the following conduct, as determined by the Company or its delegate in its sole discretion, prior to the second anniversary of the later of the vesting or receipt of payment of the Award: the Participant (i) pleads or admits to, is convicted of, or is otherwise found guilty of a criminal or indictable offense involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests; (ii) directly or indirectly engages in competition with any aspect of Company business with which the Participant was involved or about which the Participant gained Company proprietary or confidential information;  (iii) induces or attempts to induce, directly or indirectly, any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, the Participant or any third party; (iv) disparages or defames the Company,its products, or its current or former employees, provided that this clause shall not be construed to prohibit any individual from reporting, in good faith, suspected unlawful conduct in the workplace; or (v) takes, misappropriates, uses, or discloses Company proprietary or confidential information. Clawback can, if applicable and where permitted by applicable local law, be made by deducting payments that will be due in the future (including salary, bonuses, and other forms of compensation). A Participant’s acceptance of an Award under the Plan shall constitute such Participant’s acknowledgement and recognition that the Participant’s compliance with this Section is a condition for the Participant’s receipt of the Award. For purposes of this Section, the Company shall include the Company and all Related Companies.
Nothing in this Section 16.1 will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.
16.2 No Individual Rights
No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

16.3 Issuance of Shares
Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.
To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
16.4 Indemnification
Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before he or she undertakes to handle and defend the same on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.
16.5 No Rights as a Shareholder
Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
16.6 Compliance With Laws and Regulations
Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. With respect to officers and directors subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.
Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision.
Additionally, notwithstanding anything contained in the Plan to the contrary, it is the Company’s intention that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption under Section 409A and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right , but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or compliance with Section 409A. Awards not deferred under Section 6.3 and not otherwise exempt from the requirements of Section 409A are intended to qualify for the short-term deferral exemption to Section 409A, and payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A. Notwithstanding the foregoing, with respect to any Award made under the Plan that is determined to be “deferred compensation” (within the meaning of Section 409A), (a) references to Termination of Service will mean the Participant’s “separation from service” (within the meaning of Section 409A) with the Company or any applicable Related Company, and (b) any payment to be made with respect to such Award in connection with the Participant’s Termination of Service that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A.
16.7 Participants in Other Countries
The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.
Notwithstanding the provisions of Sections 7.2 and 8.1, where applicable foreign law requires that compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of Sections 7.2 or 8.1, provided that the averaging period does not exceed 30 days.
16.8 No Trust or Fund
The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
16.9 Successors
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
16.10 Severability
If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
16.11 Choice of Law
The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof, except as otherwise expressly provided in an applicable Award agreement.
Section 17. Restatement Effective Date
This amendment and restatement of the Plan shall be effective February 24, 2020.